UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2020 (April 24, 2020)

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52765	13-4182867
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Village Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706

(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 24, 2020 the Board of Directors of iCoreConnect Inc., (the “Company”) elected John M. Schneller as a Director of the Company and appointed him as a member of the Audit and Compensation Committees of the Board of Directors. Mr. Schneller served on the Board of Directors from July 2013 through December 2014. Mr. Schneller is the founder and Managing Partner of CSW Advisors, Inc. (“CSW”), a financial advisory firm. Prior to founding CSW, Mr. Schneller served as a Director and Chief Financial Officer of the Company and before that he was a partner at Scura Partners, LLC, a boutique investment banking firm from 2007 to 2013. Prior to joining Scura Partners, LLC Mr. Schneller was an investment analyst at Knott Partners, LP, a New York based hedge fund. From 2009 to 2019 Mr. Schneller served as a Director and Chairman of the Compensation Committee of Command Center, Inc., a publicly traded company.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 30, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC. (Registrant)

Dated: April 30, 2020	By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

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